Exhibit 99.1

News Release
nVent Reports Second Quarter 2018 Financial Results
Quarter Driven by Strong Sales Growth in Enclosures and EFS

•	Reported sales of $543 million were up 6%; Organic sales up 4%

•	Reported EPS of $0.24; Adjusted EPS of $0.44

•	Reported return on sales of 12.0% or 19.7% on an adjusted basis

Reconciliations of GAAP (reported) to Non-GAAP measures are in the attached financial tables.
LONDON, UNITED KINGDOM – July 26, 2018 – nVent Electric plc (NYSE:NVT) (“nVent”), a global leader in electrical connection and protection solutions, today announced financial results for the second quarter of 2018 and provided guidance for the third quarter and full-year 2018.
Second quarter sales of $543 million grew 6 percent relative to the second quarter 2017 and grew 4 percent organically, which excludes the impact from currency fluctuations. Second quarter 2018 earnings per diluted share (“EPS”) were $0.24 while on an adjusted basis, the company reported EPS of $0.44. Segment income, adjusted net income, free cash flow and adjusted EPS are described in the attached schedules.
Second quarter 2018 operating income was $65 million, down from $90 million in the same quarter in 2017. On an adjusted basis, segment income excluding corporate and other costs was $119 million, up 4 percent compared to the second quarter of 2017.
“nVent grew at the high end of its previously issued sales guidance range. Second quarter growth was driven by strong sales in Enclosures and EFS (Electrical & Fastening Solutions). Enclosures sales grew 9 percent or 7 percent organically as we continued to see broad-based growth. EFS sales grew 6 percent or 5 percent organically and saw steady demand throughout the quarter. We were pleased with 4 percent adjusted segment income growth when excluding corporate and other costs as we continued to make progress optimizing our cost structure during our first quarter as a public company,” said Beth Wozniak, nVent’s Chief Executive Officer.
“During the second quarter we made significant progress on our 2018 initiatives to stand up nVent as an independent, publicly traded company, drive organic growth and sequentially grow Enclosures margin,” Wozniak added.

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SECOND QUARTER PERFORMANCE ($ in millions)

nVent Electric plc
	Three months ended
	June 30, 2018	June 30, 2017	% / point change
Net Sales	$543	$513	6%
Organic			4%
Operating Income	$65	$90	-28%
Reported ROS	12.0%	17.4%
Segment Income	$107	$106	1%
Adjusted ROS	19.7%	20.6%	-90 bps

Enclosures
	Three months ended
	June 30, 2018	June 30, 2017	% / point change
Net Sales	$256	$234	9%
Organic			7%
ROS	18.7%	19.5%	-80 bps
Enclosures sales growth was broad based across geographic regions and verticals. Second quarter ROS improved 270 basis points sequentially as the company saw positive price and continued to make progress on its commitment to improve segment margin.

Thermal Management
	Three months ended
	June 30, 2018	June 30, 2017	% / point change
Net Sales	$139	$140	-1%
Organic			-3%
ROS	21.9%	19.7%	220 bps
Thermal Management sales decrease was driven by a decline in the longer cycle energy business partially offset by strong growth in Industrial Maintenance, Repair and Overhaul, and Commercial. A favorable product mix and productivity improvements during the quarter led to the 220 basis points increase in margin versus a year ago.

Electrical & Fastening Solutions
	Three months ended
	June 30, 2018	June 30, 2017	% / point change
Net Sales	$148	$139	6%
Organic			5%
ROS	27.6%	29.7%	-210 bps
EFS saw steady demand for its products across multiple verticals, which resulted in strong sales growth during the quarter. ROS declined 210 basis points during the quarter due to a negative mix that was partially offset by positive price over cost.

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GUIDANCE FOR FULL-YEAR AND THIRD QUARTER 2018
The company continues to estimate reported sales growth for the full-year 2018 of 3 to 5 percent, which represents 2 to 4 percent organic growth versus the prior year. The company tightened the range of guidance for full-year 2018 GAAP EPS to $1.27 to $1.33 and $1.72 to $1.78 on an adjusted basis.
The company estimates reported sales growth for the third quarter of 2018 of 0 to 2 percent and 2 to 4 on an organic basis. The company estimates third quarter 2018 EPS on a GAAP basis of $0.37 to $0.41 and adjusted EPS of $0.44 to $0.48.

EARNINGS CONFERENCE CALL
nVent’s management team will discuss the company’s second quarter performance on a conference call with analysts and investors at 8:00 a.m. Eastern today. A live audio webcast of the conference call and materials will be available through the “Investor Relations” section of the company’s website (http://investors.nvent.com). To participate, please dial 855-493-3495 or 720-405-2160 along with conference number 9892219 approximately ten minutes before the 8:00 a.m. EDT start. A replay of the conference call will be made accessible once it becomes available and will remain accessible through midnight on August 30, 2018 by dialing 855-859-2056 or 404-537-3406, along with the above conference number.
About nVent

nVent is a leading global provider of electrical connection and protection solutions. We believe our inventive electrical solutions enable safer systems and ensure a more secure world. We design, manufacture, market, install and service high performance products and solutions that connect and protect some of the world's most sensitive equipment, buildings and critical processes. We offer a comprehensive range of enclosures, electrical connections and fastening and thermal management solutions across industry-leading brands that are recognized globally for quality, reliability and innovation. Our principal office is in London, United Kingdom and our management office in the United States is in Minneapolis, Minnesota. Our robust portfolio of leading electrical product brands dates back more than 100 years and includes nVent, CADDY, ERICO, HOFFMAN, RAYCHEM, SCHROFF and TRACER.

CAUTION CONCERNING FORWARD-LOOKING STATEMENTS

This press release contains statements that we believe to be “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact are forward-looking statements. Without limitation, any statements preceded or followed by or that include the words “targets,” “plans,” “believes,” “expects,” “intends,” “will,” “likely,” “may,” “anticipates,” “estimates,” “projects,” “should,” “would,” “positioned,” “strategy,” “future” or words, phrases or terms of similar substance or the negative thereof, are forward-looking statements. All projections in this press release are also forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, assumptions and other factors, some of which are beyond our control, which could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These factors include the ability to realize the anticipated benefits from our separation from Pentair (the “Separation”); adverse effects on our business operations or financial results as a result of the consummation of the Separation; the ability of our business to operate independently following the Separation; overall global economic and business conditions impacting our business; the ability to achieve the benefits of our restructuring plans; the ability to successfully identify, finance, complete and integrate acquisitions; competition and pricing pressures in the markets we serve, including the impacts of tariffs; the strength of housing and related markets; volatility in currency exchange rates and commodity prices; inability to generate savings from excellence in operations initiatives consisting of lean enterprise, supply management and cash flow practices; increased risks associated with operating foreign businesses; the ability to

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deliver backlog and win future project work; failure of markets to accept new product introductions and enhancements; the impact of changes in laws and regulations, including those that limit U.S. tax benefits; the outcome of litigation and governmental proceedings; and the ability to achieve our long-term strategic operating goals. Additional information concerning these and other factors is contained in our filings with the Securities and Exchange Commission, including nVent’s Registration Statement on Form 10, as amended. All forward-looking statements speak only as of the date of this press release. nVent assumes no obligation, and disclaims any obligation, to update the information contained in this press release.

Investor Contact
J.C. Weigelt
Vice President, Investor Relations
nVent
763.204.7750
JC.Weigelt@nVent.com

Media Contact
Jill Saletta
Vice President, Communications
nVent
763.204.7771
Jill.Saletta@nVent.com

nVent, CADDY, ERICO, HOFFMAN, RAYCHEM, SCHROFF and TRACER are trademarks of nVent Electric plc.

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nVent Electric plc
Condensed Consolidated and Combined Statements of Operations (Unaudited)

	Three months ended		Six months ended
In millions, except per-share data	June 30, 2018	June 30, 2017	June 30, 2018	June 30, 2017
Net sales	$542.7	$513.2	$1,081.6	$1,015.4
Cost of goods sold	323.3	303.5	653.3	607.0
Gross profit	219.4	209.7	428.3	408.4
% of net sales	40.4%	40.9%	39.6%	40.2%
Selling, general and administrative	143.1	109.3	275.0	229.4
% of net sales	26.4%	21.3%	25.4%	22.6%
Research and development	11.0	10.9	22.4	21.9
% of net sales	2.0%	2.1%	2.1%	2.2%
Operating income	65.3	89.5	130.9	157.1
% of net sales	12.0%	17.4%	12.1%	15.4%
Net interest expense	9.3	0.1	9.9	0.2
Other expense	5.1	1.4	6.3	2.8
Income from continuing operations before income taxes	50.9	88.0	114.7	154.1
Provision for income taxes	7.6	17.3	19.1	28.1
Effective tax rate	14.9%	19.7%	16.7%	18.2%
Net income	$43.3	$70.7	$95.6	$126.0
Earnings per ordinary share
Basic	$0.24	$0.39	$0.53	$0.70
Diluted	$0.24	$0.39	$0.53	$0.70
Weighted average ordinary shares outstanding
Basic	178.5	179.0	178.7	179.0
Diluted	180.8	181.2	181.0	181.2

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nVent Electric plc
Condensed Consolidated and Combined Balance Sheets (Unaudited)

	June 30, 2018	December 31, 2017
In millions
Assets
Current assets
Cash and cash equivalents	$91.5	$26.9
Accounts and notes receivable, net	365.0	349.3
Inventories	226.7	224.1
Other current assets	136.5	132.3
Total current assets	819.7	732.6
Property, plant and equipment, net	261.1	265.8
Other assets
Goodwill	2,235.7	2,238.2
Intangibles, net	1,204.2	1,236.6
Other non-current assets	56.1	251.8
Total other assets	3,496.0	3,726.6
Total assets	$4,576.8	$4,725.0
Liabilities and Equity
Current liabilities
Current maturities of long-term debt and short-term borrowings	$10.3	$—
Accounts payable	152.7	174.1
Employee compensation and benefits	63.8	75.5
Other current liabilities	160.6	141.3
Total current liabilities	387.4	390.9
Other liabilities
Long-term debt	983.7	—
Pension and other post-retirement compensation and benefits	175.6	176.7
Deferred tax liabilities	255.2	279.4
Other non-current liabilities	78.5	86.7
Total liabilities	1,880.4	933.7
Equity	2,696.4	3,791.3
Total liabilities and equity	$4,576.8	$4,725.0

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nVent Electric plc
Condensed Consolidated and Combined Statements of Cash Flows (Unaudited)

	Six months ended
In millions	June 30, 2018	June 30, 2017
Operating activities
Net income	$95.6	$126.0
Adjustments to reconcile net income to net cash provided by (used for) operating activities
Depreciation	18.3	17.9
Amortization	30.6	30.6
Deferred income taxes	(18.3)	(8.7)
Share-based compensation	5.4	8.8
Changes in assets and liabilities, net of effects of business acquisitions
Accounts and notes receivable	(22.3)	(20.5)
Inventories	(8.7)	(17.8)
Other current assets	(6.0)	(34.7)
Accounts payable	(18.4)	(6.5)
Employee compensation and benefits	(5.7)	(5.1)
Other current liabilities	24.1	14.3
Other non-current assets and liabilities	(13.0)	20.8
Net cash provided by (used for) operating activities	81.6	125.1
Investing activities
Capital expenditures	(9.7)	(18.9)
Proceeds from sale of property and equipment	2.3	3.9
Acquisitions, net of cash acquired	(2.0)	(13.5)
Net cash provided by (used for) investing activities	(9.4)	(28.5)
Financing activities
Proceeds from long-term debt	1,000.0	—
Debt issuance costs	(9.9)	—
Cash provided at separation to Parent	(993.6)	—
Net transfers to Parent prior to separation	—	(74.9)
Shares issued to employees, net of shares withheld	5.0	—
Net cash provided by (used for) financing activities	1.5	(74.9)
Effect of exchange rate changes on cash and cash equivalents	(9.1)	(7.2)
Change in cash and cash equivalents	64.6	14.5
Cash and cash equivalents, beginning of year	26.9	21.5
Cash and cash equivalents, end of year	$91.5	$36.0

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nVent Electric plc
Reconciliation of the GAAP operating activities cash flow to the non-GAAP free cash flow (Unaudited)

	Six months ended
In millions	June 30, 2018	June 30, 2017
Free cash flow
Net cash provided by (used for) operating activities - as reported	$81.6	$125.1
Interest expense - pro forma	5.6	27.4
Net cash provided by (used for) operating activities - pro forma	76.0	97.7
Capital expenditures	(9.7)	(18.9)
Proceeds from sale of property and equipment	2.3	3.9
Free cash flow - pro forma	$68.6	$82.7

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nVent Electric plc
Supplemental Financial Information by Reportable Segment (Unaudited)

	2018			2017
In millions	First Quarter	Second Quarter	Six Months	First Quarter	Second Quarter	Six Months
Net sales
Enclosures	$254.1	$255.6	$509.7	$226.5	$234.1	$460.6
Thermal Management	147.9	139.0	286.9	145.4	139.9	285.3
Electrical & Fastening Solutions	136.9	148.1	285.0	130.3	139.2	269.5
Total	$538.9	$542.7	$1,081.6	$502.2	$513.2	$1,015.4
Segment income (loss)
Enclosures	$40.6	$47.9	$88.5	$40.3	$45.7	$86.0
Thermal Management	33.5	30.4	63.9	26.0	27.6	53.6
Electrical & Fastening Solutions	31.7	40.9	72.6	31.7	41.3	73.0
Other	(12.3)	(12.4)	(24.7)	(9.3)	(8.9)	(18.2)
Total	$93.5	$106.8	$200.3	$88.7	$105.7	$194.4
Return on sales
Enclosures	16.0%	18.7%	17.4%	17.8%	19.5%	18.7%
Thermal Management	22.7%	21.9%	22.3%	17.9%	19.7%	18.8%
Electrical & Fastening Solutions	23.2%	27.6%	25.5%	24.3%	29.7%	27.1%
Total	17.4%	19.7%	18.5%	17.7%	20.6%	19.1%

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nVent Electric plc
Reconciliation of the GAAP year ended December 31, 2018 to the non-GAAP excluding the effect of 2018 adjustments (Unaudited)

	Actual		Forecast
In millions, except per-share data	First Quarter	Second Quarter	Third Quarter		Full Year
Net sales	$538.9	$542.7	approx	$540 - $550	approx	$2,160 - $2,200
Operating income	65.6	65.3	approx	89 - 100	approx	313 - 357
% of net sales	12.2%	12.0%	approx	16% - 18%	approx	14% - 16%
Adjustments:
Restructuring and other	2.8	2.3	approx	—	approx	5
Intangible amortization	15.4	15.2	approx	15	approx	61
Separation costs	9.7	24.8	approx	—	approx	35
Corporate Allocations	—	(0.8)	approx	—	approx	—
Segment income	93.5	106.8	approx	104 - 115	approx	414 - 458
Return on sales	17.4%	19.7%	approx	19% - 21%	approx	19% - 21%
Corporate and other costs	12.3	12.4	approx	11	approx	47
Segment income excluding corporate and other costs	105.8	119.2	approx	115 - 126	approx	461 - 505
Net income - as reported	52.3	43.3	approx	68 - 75	approx	229 - 240
Interest expense adjustment - pro forma	(5.6)	—	approx	—	approx	(6)
Adjustments to operating income	27.9	41.5	approx	15	approx	101
Pension and other post-retirement mark-to-market loss	—	4.1	approx	—	approx	4
Income tax adjustments	(4.0)	(9.8)	approx	(3)	approx	(18)
Net income - pro forma adjusted	$70.6	$79.1	approx	$80 - $87	approx	$311 - $322
Diluted earnings per ordinary share - pro forma adjusted
Diluted earnings per ordinary share - pro forma	$0.29	$0.24	approx	$0.37 - $0.41	approx	$1.27 - $1.33
Adjustments	0.10	0.20	approx	0.07	approx	0.45
Diluted earnings per ordinary share - pro forma adjusted	$0.39	$0.44	approx	$0.44 - $0.48	approx	$1.72 - $1.78
Diluted weighted average ordinary shares outstanding - pro forma	181.2	180.8	approx	181	approx	181

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nVent Electric plc
Reconciliation of the GAAP year ended December 31, 2017 to the non-GAAP excluding the effect of 2017 adjustments (Unaudited)

In millions	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Full Year
Net sales	$502.2	$513.2	$540.6	$541.9	$2,097.9
Operating income	67.6	89.5	95.9	63.1	316.1
% of net sales	13.5%	17.4%	17.7%	11.6%	15.1%
Adjustments:
Restructuring and other	9.3	3.7	—	—	13.0
Intangible amortization	15.3	15.3	15.4	15.4	61.4
Trade name impairment	—	—	—	16.4	16.4
Separation costs	—	2.2	4.7	9.2	16.1
Corporate allocations	(3.5)	(5.0)	(2.1)	(2.9)	(13.5)
Segment income	88.7	105.7	113.9	101.2	409.5
Return on sales	17.7%	20.6%	21.1%	18.7%	19.5%
Corporate and other costs	9.3	8.9	8.7	16.2	43.1
Segment income excluding corporate and other costs	98.0	114.6	122.6	117.4	452.6

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nVent Electric plc
Reconciliation of Net Sales Growth to Organic Net Sales Growth by Segment
for the quarter ended March 31, 2018 and the quarter ended June 30, 2018 (Unaudited)

	Actual
	Q1 Net Sales Growth				Q2 Net Sales Growth
	Organic	Currency	Acq./Div.	Total	Organic	Currency	Acq./Div.	Total
nVent	3.1%	4.2%	—%	7.3%	3.8%	1.9%	—%	5.7%
Enclosures	8.9%	3.3%	—%	12.2%	7.5%	1.7%	—%	9.2%
Thermal Management	(4.2)%	5.9%	—%	1.7%	(3.1)%	2.5%	—%	(0.6)%
Electrical & Fastening Solutions	1.5%	3.6%	—%	5.1%	4.7%	1.7%	—%	6.4%

nVent Electric plc
Reconciliation of Net Sales Growth to Organic Net Sales Growth by Segment
for the quarter ended September 30, 2018 and the year ended December 31, 2018 (Unaudited)

	Forecast
	Q3 Net Sales Growth					Full Year Net Sales Growth
		Organic	Currency	Acq./Div.	Total		Organic	Currency	Acq./Div.	Total
nVent	approx	2 - 4%	(2)%	—%	0 - 2%	approx	2 - 4%	1%	—%	3 - 5%
Enclosures						approx	3 - 5%	1%	—%	4 - 6%
Thermal Management						approx	0 - 2%	1%	—%	1 - 3%
Electrical & Fastening Solutions						approx	2 - 4%	1%	—%	3 - 5%